Exhibit 10.1
Execution Version
OMNIBUS AMENDMENT TO LOAN DOCUMENTS AND
REAFFIRMATION OF BORROWER AND GUARANTOR

THIS OMNIBUS AMENDMENT TO LOAN DOCUMENTS AND REAFFIRMATION OF BORROWER AND GUARANTOR (this “Agreement”) is dated as of September 14, 2020, between 731 RETAIL ONE LLC, a Delaware limited liability company (“731 Retail”), 731 COMMERCIAL LLC, a Delaware limited liability company (“731 Commercial”; 731 Retail and 731 Commercial, individually or collectively, as context requires, jointly and severally, the “Borrower”), solely for purposes of consenting to this Agreement and agreeing to the applicable terms of Sections 2(vv), 3(c), 5 and 7 hereof, alexander’s, inc., a Delaware corporation (the “Guarantor”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) on behalf of the Lenders, and the lenders party hereto (the “Lenders”).
RECITALS:
A.The Borrower, the Administrative Agent, and the Lenders are parties to that certain Loan Agreement, dated as of August 5, 2015 (the “Initial Loan Agreement”), whereby the Lenders agreed to make a loan (the “Loan”) to the Borrower in an aggregate principal amount not to exceed $350,000,000.
B.The Loan is secured by, among other things, that certain Consolidation, Modification and Extension Agreement, dated as of August 5, 2015, executed by the Borrower, as mortgagor, to Administrative Agent, as mortgagee, and recorded October 1, 2015, with the City Register of the City of New York under CRFN 2015000350949.
C.The Borrower, the Guarantor, the Administrative Agent and the Lenders entered into that certain Waiver and Amendment No. 1 to Loan Agreement, dated as of October 10, 2019 (the “Waiver and Amendment”) pursuant to which certain cash management processes were modified.
D.Pursuant to a letter agreement dated August 19, 2020 (the “Letter Amendment”; the Initial Loan Agreement, as amended by the Waiver and Amendment and by the Letter Amendment, the “Loan Agreement”), the Administrative Agent and the Lenders agreed to a short term extension of the Initial Maturity Date. Each initially capitalized term used but not defined in this Agreement has the meaning given to such term in the Loan Agreement, as amended by this Agreement.
E.The Administrative Agent, acting on behalf of the Lenders, sent a notice, dated August 27, 2020 (the “Notice”), to the Borrower.
F.The Borrower and the Lenders have agreed to (i) rescind the Notice and agree that the Initial Maturity Date shall be deemed to have been extended until the date hereof with retroactive effect to August 26, 2020, (ii) further extend the Initial Maturity Date of the Loan, (iii) cancel the implementation of certain of the cash management processes imposed by the
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Loan Agreement and (iv) make certain other revisions to the Loan Documents, all as more specifically set forth herein and subject to the terms set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.Effective Date; Waiver. This Agreement shall be effective as of the date hereof (the “Effective Date”). Effective as of the Effective Date, the Administrative Agent and the Lenders hereby rescind the Notice and agree that the Initial Maturity Date shall be deemed to have been extended until the date hereof with retroactive effect to August 26, 2020.
Section 2.Amendment of Loan Documents. Effective as of the Effective Date, the Loan Documents are hereby amended as follows:
a.The Waiver and Amendment is hereby null, void and of no further force and effect. For the avoidance of doubt, the Borrower shall not be required to deposit into the Excess Cash Flow Sweep Account the Excess Cash Flow (for this purpose, as defined in the Waiver and Amendment) for the calendar months of July 2020 and August 2020.
b.The definition of “Additional Collateral” in Section 1.1 of the Loan Agreement is hereby amended by replacing the words “Section 2.15, Section 3.2(2)(a)(viii), Section 4.4” in the second and third lines thereof with the words “Section 3.2(2)(a)(viii)”.
c.The definition of “Alternate Base Rate” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.7 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.7(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to clauses (a) or (b) above would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.”
d.The definition of “Approved Annual Budget” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

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““Approved Annual Budget” means an annual or partial-year budget delivered to and, if required, approved by Administrative Agent, pursuant to Section 8.4.”
e.The definition of “Cash Management Period” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Cash Management Period” means any period commencing upon the occurrence of an Event of Default and ending on the date (if any) when all then existing Events of Default have been waived or a cure thereof has been accepted by Administrative Agent (following Administrative Agent’s receipt of any consents and approvals of the Lenders as required pursuant to the terms hereof).”
f.The definition of “Condominium Charges Reserve Account” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Condominium Charges Reserve Account” means a sub-account of the Cash Management Account maintained on a ledger-entry basis.”
g.The definition of “Debt Service (Cash Management Test)” in Section 1.1 of the Loan Agreement is hereby amended by replacing the words “Section 2.15, Section 3.2(2)(a)(viii) and/or Section 4.4” in the fourth line thereof with the words “Section 3.2(2)(a)(viii)”.
h.The definition of “Debt Service Coverage Ratio” in Section 1.1 of the Loan Agreement is hereby amended by replacing clause (ii) thereof with: “Debt Service (Cash Management Test) as of such DSCR Calculation Date”.
i.The definition of “Insurance Reserve Account” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Insurance Reserve Account” means a sub-account of the Cash Management Account maintained on a ledger-entry basis.”
j.The definition of “Maturity Date” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Maturity Date ” means the earlier of (a) August 5, 2025, or (b) any earlier date on which all of the Loans are required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.”
k.The definition of “Requisite Leasing Approval Lenders” is hereby deleted in its entirety, and the use of such term throughout the Loan Agreement or any other Loan Document shall be replaced with the term “Required Lenders” in each instance.
l.The definition of “Restricted Collateral” in Section 1.1 of the Loan Agreement is hereby amended by deleting the words “and/or Section 4.4 and/or any amounts on deposit in the Excess Cash Flow Account” from the second and third lines thereof.

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m.The definition of “Subaccounts” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Subaccounts” means, collectively, the Tax Reserve Account, the Insurance Reserve Account and the Condominium Charges Reserve Account.”
n.The definition of “Tax Reserve Account” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Tax Reserve Account” means a sub-account of the Cash Management Account maintained on a ledger-entry basis.”
o.The definitions of “Appraised Value Shortfall”, “Debt Service (Extension Test)”, “Debt Service Reserve Account”, “DSCR Calculation Certificate”, “DSCR Shortfall (Cash Management Test)”, “DSCR Shortfall (Extension Test)”, “DSCR Trigger Event”, “Excess Cash Flow Account”, “Extension Fee”, “Extension Notice”, “First Extended Maturity Date”, “Initial Maturity Date”, “Posted Reserves” and “Second Extended Maturity Date” are hereby deleted from Section 1.1 of the Loan Agreement in their entireties.
p.The following definitions are hereby added alphabetically to Section 1.1 of the Loan Agreement:
“Actual Operating Revenues” means, with respect to the month in question, all revenues actually received by the Borrower during such month from the use, ownership and operation of the Project, as determined on a cash basis.
“Actual Operating Expenses” means, with respect to the month in question, all expenses actually paid by the Borrower during such month in connection with the operation, management, maintenance, repair and use of the Project (including, without limitation, real estate taxes, insurance premiums, leasing costs, capital expenditures and Extraordinary Expenses), as determined on a cash basis.
“August 2020 ECFSA Balance” has the meaning set forth in Section 4.5(a).
“August 2020 Existing Lease Obligations” means, with respect to the Leases executed and in effect as of the Omnibus Amendment Date, which Leases are described on Schedule 4.5 (the “August 2020 Existing Leases”), which schedule is attached hereto and made a part hereof (i) all obligations of the landlord to pay tenant improvement costs and allowances and leasing commissions, (ii) all obligations of the landlord to perform landlord work and other capital expenditures in order to make the space demised under the August 2020 Existing Leases ready for initial occupancy by the tenants thereunder and/or as a condition to such tenants’ obligation to commence the payment of rent thereunder, and (iii) all other obligations of the landlord under any August 2020 Existing Lease to make the space demised under such August 2020 Existing Lease ready for initial occupancy by the tenant thereunder and/or as a condition to such tenant’s obligation to commence the payment of rent thereunder; provided, however, the August 2020 Existing Lease Obligations shall not include the payment or performance of any landlord obligation during any free rent period

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granted to the tenant under its August 2020 Existing Lease, other than the payment and performance of landlord obligations to make the space demised under such August 2020 Existing Lease ready for initial occupancy or that landlord has otherwise agreed to pay or perform to achieve the initial buildout of the space demised under such August 2020 Existing Lease. For the avoidance of doubt, the August 2020 Existing Lease Obligations shall not include any “Guaranteed Obligations” (the “Leasing Costs Guaranteed Obligations”) as defined in the Leasing Costs Guaranty, dated as of the Omnibus Amendment Date, made by Guarantor to Administrative Agent, as amended, supplemented or otherwise modified from time to time (the “Leasing Costs Guaranty”).
“August 2020 Existing Leases” has the meaning set forth in the definition of August 2020 Existing Lease Obligations.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as reasonably determined by the Administrative Agent.
“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Margin).
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the

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Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or
(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(1)    a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower,

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the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.7 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.7.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:
(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2)    if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;
provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.
“Early Opt-in Election” means the occurrence of:
(1)    (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.7 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

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(2)     (i) the election by the Administrative Agent to declare that an Early Opt-in Election has occurred and the provision by the Administrative Agent of written notice of such election to the Borrower and the Lenders or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision by the Required Lenders of written notice of such election to the Administrative Agent and the subsequent provision by the Administrative Agent of written notice of such election to the Borrower.
“Excess Cash Flow” means, with respect to any month, the amount by which (i) Actual Operating Revenues received during such month shall exceed (ii) the sum of (x) Actual Operating Expenses paid by the Borrower during such month, together with accrual for real estate taxes on the Project in equal monthly installments, but without duplication of any such taxes actually paid (excluding, however, any amounts released from the Excess Cash Flow Sweep Account with respect to such month in accordance with Section 4.5 hereof) and (y) actual debt service in respect of the Loans for such month.
“Excess Cash Flow Sweep Account” means a “blocked” account established and maintained at JPMCB, which account shall be in the name of the Borrower for the benefit of the Administrative Agent, on behalf of the Lenders, provided that (i) the Borrower shall be the owner of all funds on deposit in such account for federal and applicable state and local tax purposes and such account shall be assigned the tax identification number of the Borrower and (ii) such account shall be under the sole and exclusive dominion and control of the Administrative Agent and, except as may be expressly provided in this Agreement, neither the Borrower, Manager nor any other party claiming on behalf of, or through, the Borrower or Manager shall have any right to transfer, withdraw, access or otherwise direct the disposition of funds on deposit in such account or have any other right or power with respect to such account.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Interest Guaranty” means that certain Interest Guaranty, dated as of the Omnibus Amendment Date, made by Guarantor to Administrative Agent, as amended, supplemented or otherwise modified from time to time.
“Leasing Costs Guaranteed Obligations” has the meaning set forth in the definition of August 2020 Existing Lease Obligations.
“Leasing Costs Guaranty” has the meaning set forth in the definition of August 2020 Existing Lease Obligations.
“NYFRB” means the Federal Reserve Bank of New York.

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“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day, for a federal funds transaction at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Omnibus Amendment Date” means September 14, 2020.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Requisite Material Lease Approval Lenders” means (i) at such time as three (3) Lenders (including Administrative Agent) each hold 33.33% of the Loans, then two (2) of such three (3) Lenders, (ii) at such time as any two (2) Lenders (excluding Administrative Agent) each hold 33.33% or more of the Loans, then Administrative Agent plus one of the Lenders holding 33.33% or more of the Loans, (iii) at such time as any one Lender (other than Administrative Agent) holds 33.33% or more of the Loans, then Administrative Agent plus the Lender that holds 33.33% or more of the Loans, and (iv) at such time as no Lender holds 33.33% or more of the Loans, then Administrative Agent solely.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the

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Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
q.Section 2.3 of the Loan Agreement is hereby amended by adding the following sentence to the end of clause (1) thereof: “The terms of this Section 2.3 shall be subject to Section 2.7 below.”
r.Section 2.6 of the Loan Agreement is hereby amended by adding a new clause (6) to the end thereof as follows:
“(6)    The interest rate on Eurodollar Borrowings is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting LIBOR. As a result, it is possible that commencing in 2022, LIBOR may no longer be available or deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Borrowings. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event or Early Opt-In Election, Section 2.7(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.7(d) of any change to the reference rate upon which the interest rate of Eurodollar Borrowings is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of LIBO Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.7(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.7(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability. The foregoing sentence, however, shall not be construed as limiting in any manner the obligations of the Administrative Agent as set forth in Section 2.7 hereof and the related provisions of this Agreement.”
s.Section 2.7 of the Loan Agreement is hereby amended by (i) renumbering the current Section 2.7 as subsection (a) thereof, (ii) renumbering subsections (a) and (b) of the current Section 2.7 as subsections (i) and (ii), respectively, and (iii) and inserting the following subsections (b) through (e) immediately thereafter as follows:

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“(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment agreed to by the Administrative Agent and the Borrower with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has submitted such proposed amendment to all Lenders, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate with respect to a Benchmark Transition Event, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment agreed to by the Administrative Agent and the Borrower with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.
(c)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)    Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.7 or any other provision of this Agreement. The Benchmark Replacement shall, upon its effectiveness pursuant to this Section 2.7, replace the LIBO Rate for all purposes under this Agreement and any other Loan Documents.
(e)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.”

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t.The text of Section 2.15 of the Loan Agreement is hereby deleted in its entirety and replaced with the following: “Section 2.15    Intentionally Omitted.”
u.Section 3.1(9) of the Loan Agreement is hereby amended by replacing the words “Insurance Premium Subaccount” in clause (ii) at the end of the first sentence thereof with the words “Insurance Reserve Account” in each instance.
v.Section 3.2(2)(a)(viii) of the Loan Agreement is hereby amended by deleting the following text from the final sentence thereof:
“; and in addition, if any cash is deposited with Administrative Agent pursuant to this clause (viii), Administrative Agent shall, during a Cash Management Period (unless an Event of Default then exists and except to the extent such funds constitute Restricted Collateral), release portions thereof to pay Operating Expenses, capital expenditures and leasing costs provided for in the Approved Annual Budget and Approved Extraordinary Expenses incurred by Borrower in connection with the Project from time to time (but not more frequently than once per month), within ten (10) days after Borrower’s written request therefor and Administrative Agent’s receipt and approval of documentation evidencing the costs and expenses included in such request”.
w.Section 4.2 of the Loan Agreement is hereby amended by deleting clauses (4) and (5) thereof and replacing each in its entirety with “Intentionally Omitted.”
x.Section 4.2(7) of the Loan Agreement is hereby amended by deleting the words “(including, without limitation, all funds in the Excess Cash Flow Account)” from the fifth line thereof.
y.Section 4.2(8) of the Loan Agreement is hereby amended by replacing the phrase “subsections (5), (6) and (7)” in the second and sixth lines thereof with “subsections (6) and (7)” in each instance.
z.The text of Section 4.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following: “Section 4.4    Intentionally Omitted.”
aa.A new Section 4.5 is hereby added to the end of Article 4 of the Loan Agreement as follows:
“Section 4.5 Excess Cash Flow; Excess Cash Flow Sweep Account.
(a)    The Borrower and the Administrative Agent acknowledge and agree that, as of the Omnibus Amendment Date, the Excess Cash Flow Sweep Account has a balance of $7,405,116.69 (the “August 2020 ECFSA Balance”). All amounts in the Excess Cash Flow Sweep Account, including the August 2020 ECFSA Balance, shall be deemed Additional Collateral. Provided no Event of Default has occurred, the Administrative Agent shall release portions of the August 2020 ECFSA Balance (but not more frequently than once per month) for application towards August 2020 Existing Lease Obligations to the extent Excess Cash Flow for such month is insufficient to pay the same, within ten (10) days after the Borrower’s written request

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therefor and the Administrative Agent’s receipt and approval of documentation evidencing the costs and expenses included in such request. In the event any portion of the August 2020 ECFSA Balance remains in the Excess Cash Flow Sweep Account after all August 2020 Existing Lease Obligations have been satisfied and paid in full or, in the Administrative Agent’s reasonable judgment, are fully reserved for in the Excess Cash Flow Sweep Account, such remaining portion of the August 2020 ECFSA Balance shall be available for application towards any Leasing Costs Guaranteed Obligations and otherwise in compliance with the terms and procedures of this Section 4.5(a).
(b)    Upon the occurrence and during the continuation of an Event of Default and without limiting Section 4.1(5), the Borrower shall immediately deposit all then existing Excess Cash Flow in the Borrower’s possession or control (including, without limitation, Excess Cash Flow deposited into a centralized cash management account controlled by the Guarantor as an agent of the Borrower in connection therewith as permitted pursuant to clause (g) of the definition of “Special Purpose Entity”) and not distributed pursuant to Section 9.22 into the Excess Cash Flow Sweep Account. All amounts so deposited into the Excess Cash Flow Sweep Account shall be deemed Additional Collateral.
(c)    Any Additional Collateral held by the Administrative Agent pursuant to this Section 4.5 at the time of payment in full of the Indebtedness shall be promptly returned to the Borrower after the Indebtedness has been paid in full.”
bb.    Section 6.5 of the Loan Agreement is hereby amended by adding the following sentence to the end thereof:
“Borrower shall use commercially reasonable efforts to obtain from each tenant executing a Lease (or a modification or amendment to an existing Lease, unless the Administrative Agent is reasonably satisfied that an existing subordination, non-disturbance and attornment agreement with the Administrative Agent and the tenant in question applies to such modification or amendment) on or after the Omnibus Amendment Date a duly executed subordination, non-disturbance and attornment agreement substantially in the form of Exhibit D (except for such changes thereto as tenant may reasonably request and Administrative Agent shall reasonably approve) or, in the case of a national retail tenant, in such tenant’s standard form of subordination, non-disturbance and attornment agreement, subject to Administrative Agent’s reasonable review and approval.”
cc.     Section 8.1(2) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“(2)    Quarterly Financial and Operating Statements. No later than forty-five (45) days after the end of each calendar quarter, a certificate executed by a Responsible Person of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, attaching copies of the balance sheet and statement of operations and a trailing twelve (12) month financial statement, each prepared in accordance with GAAP, together with (1) a current rent roll for the Project setting forth the name of each tenant at the Project, the number of square feet comprising the space leased to each such tenant and the location on the Project of such space, the amount of Rent paid by each such

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tenant and the expiration date of the Lease for each such tenant, (2) a rent arrearage report, (3) notices with respect to any new Leases and any Leases in default and (4) a leasing status report which shall include (i) a summary of all letters of intent for leases at the Project that have been entered into during such quarter, (ii) a summary of all draft letters of intent that have been sent to prospective tenants of the Project during such quarter, (iii) an update on the status of lease negotiations in connection with any such executed letters of intent and (iv) an update on the status of letter of intent negotiations with such prospective tenants. The certificate executed by the Responsible Person of the Borrower shall certify that, to the best of his or her knowledge, (y) the information included in such certificate, including all such statements, rent rolls and reports attached to the certificate, are true and correct in all material respects, as of the date of the certificate and (z)  no Event of Default has occurred and is continuing or, if any Event of Default has occurred and is continuing, specifying the nature and extent thereof and any actions taken or proposed to be taken with respect to such Event of Default.”
dd.    Section 8.1 of the Loan Agreement is hereby amended by deleting clause (3) thereof in its entirety and replacing it with “Intentionally Omitted.”
ee.    Section 8.1(4) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“(4)    Monthly Excess Cash Flow and Restricted Payment Statements. No later than twelve (12) Business Days after the end of each calendar month, a certificate executed by a Responsible Person of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, (i) setting forth the Actual Operating Revenues and Actual Operating Expenses (including leasing costs, capital expenditures and Extraordinary Expenses) paid by the Borrower during such month), as well as the Excess Cash Flow with respect to such month; (ii) comparing such Actual Operating Expenses with the Approved Operating Expenses and Extraordinary Expenses for such month; and (iii) setting forth all Restricted Payments made by the Borrower during such prior month. The certificate executed by the Responsible Person of the Borrower (A) shall certify that, to the best of his or her knowledge, the information included in such certificate is true and correct in all material respects, as of the date of the certificate and (B) shall be accompanied by such back-up information and documentation as the Administrative Agent shall reasonably require.”
ff.    Section 8.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Borrower will provide to Administrative Agent and the Lenders at least thirty (30) days prior to the commencement of each calendar year, the proposed annual operating, capital expenditures and leasing costs budget for the Project for such year presented on a monthly and annual basis. In the event any such annual operating, capital expenditures and leasing costs budget is revised during the course of any calendar year, Borrower shall promptly provide a copy of such revised budget to Administrative Agent and the Lenders. Any such budget provided during a Cash Management Period shall be

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subject to the review and approval by the Required Lenders (not to be unreasonably withheld, delayed or conditioned), and shall not take effect until approved by Administrative Agent. During a Cash Management Period, until such time as Administrative Agent shall approve a proposed annual budget, the most recent Approved Annual Budget shall apply; provided that such Approved Annual Budget shall be adjusted to reflect actual increases in Property Taxes, insurance premiums and expenses required to be incurred by Borrower, as landlord, under any Permitted Lease.”
gg.    Section 9.2(3) of the Loan Agreement is hereby amended by replacing the words “Tax Reserve Subaccount” in clause (ii) at the end of the first sentence thereof with the words “Tax Reserve Account” in each instance.
hh.    Section 9.15 of the Loan Agreement is hereby amended by deleting clauses (3), (4) and (7) thereof in their entireties and replacing each with “Intentionally Omitted.”
ii.    Section 9.21 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“9.21    Appraisals
Administrative Agent shall have the right to (and, at the direction of the Required Lenders, shall be obligated to) order new Appraisals of the Project from time to time. Borrower agrees to pay to Administrative Agent within ten (10) Business Days after demand the cost and expense for such Appraisals if the Appraisal (a) is ordered (i) after the occurrence of an Event of Default or (ii) within one hundred twenty (120) days prior to the Maturity Date or (b) is required by applicable law or regulation, provided that Administrative Agent may only be entitled to order a new Appraisal one (1) time pursuant to clause (a)(ii) above. In connection with any such Appraisal, Borrower shall grant Administrative Agent and its employees, contractors and agents access to the Project as reasonably necessary to complete such Appraisal, and shall provide Administrative Agent and its employees, contractors and agents such information (including, without limitation, financial statements, operating statements and leasing reports for the Project) reasonably required to complete such Appraisal to the extent such information is within Borrower’s or its Affiliates’, agents’ or the Manager’s possession or control, and which such statements and reports shall be prepared based upon information within Borrower’s, its Affiliates’ and the Manager’s control.”
jj.    Section 9.22 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“9.22    Restricted Payments.
Borrower may make distributions to its owners, provided that (i) the same are made from Excess Cash Flow only, (ii) no real estate taxes related to the Project shall be then due and payable and unpaid, and (iii) no Event of Default shall be continuing.”

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kk.    Section 11.1 of the Loan Agreement is hereby amended by replacing the words “at Administrative Agent’s election, in Administrative Agent’s sole and absolute discretion” in the last sentence thereof with “at Administrative Agent’s election or by Administrative Agent at the direction of the Required Lenders.”
ll.    Section 11.2 of the Loan Agreement is hereby amended by replacing the words “Administrative Agent may” in the first and second lines thereof with “Administrative Agent may, and at the direction of the Required Lenders shall,”.
mm.    Section 11.4 of the Loan Agreement is hereby amended by deleting clause (iv) thereof in its entirety and replacing it with the following:
“(iv)    fourth, to the payment of any fees or expenses due Administrative Agent, the Lead Arrangers and the Lenders from Borrower;”
nn.    Section 11.4 of the Loan Agreement is hereby amended by deleting the text of clause (v) thereof in its entirety and replacing it with the following:
“(v)    fifth, [reserved];”
oo.    Section 12.1(1) of the Loan Agreement is hereby amended by deleting clauses (a), (b) and (d) thereof in their entireties and replacing them with the following, as appropriate:
“(a)    if to Borrower, to it at c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, Attention: Chief Financial Officer (via email in lieu of Telecopy, at jmacnow@vno.com; with copies to: (i) Borrower at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: Corporation Counsel (via email in lieu of Telecopy, at arice@vno.com); (ii) Borrower at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: President (via email in lieu of Telecopy, at mfranco@vno.com), and (iii) Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Arthur S. Adler, Esq. (via email in lieu of Telecopy, at adlera@sullcrom.com);
(b)    if to Administrative Agent or JPM Securities, to it at 237 Park Avenue, Floor 6, New York, New York 10017, Attention: Natalya M. Robles (via email in lieu of Telecopy, at natalya.m.robles@jpmorgan.com), with copies to (i) Administrative Agent at 4 New York Plaza, New York, New York 10004, Attention: Lanre Williams, Esq. (via email in lieu of Telecopy, at lanre.williams@jpmchase.com), (ii) Administrative Agent at 700 N. Pearl Street, 13th Floor, Dallas, Texas 75201, Attention: Loan Agency and Services Group, and (iii) Morrison & Foerster LLP, 250 W 55th Street, New York, New York 10019, Attention: Keith Print, Esq. (via email in lieu of Telecopy, at kprint@mofo.com);
(d)    if to Guarantor, to it at c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, Attention: Chief Financial Officer (via

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email in lieu of Telecopy, at jmacnow@vno.com; with copies to: (i) Guarantor at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: Corporation Counsel (via email in lieu of Telecopy, at arice@vno.com); (ii) Guarantor at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: President (via email in lieu of Telecopy, at mfranco@vno.com), and (iii) Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Arthur S. Adler, Esq. (via email in lieu of Telecopy, at adlera@sullcrom).”
pp.    Section 12.2(2) of the Loan Agreement is hereby amended by (i) deleting the parenthetical language in the first and second lines thereof, and replacing it with the following: “(but subject to the provisions of Section 2.7(b) and (c), and Section 12.2(3) below)” and (ii) replacing the reference to “Section 4.4 (Debt Service Coverage Ratio)” in clause (a) thereof with a reference to “Section 4.5 (Excess Cash Flow; Excess Cash Flow Sweep Account)”.
qq.    Section 12.2(3) of the Loan Agreement is hereby amended by deleting the following language from the end of clause (b) thereof: “(except for the extensions of the Maturity Date provided for in Section 2.15)”.
rr.    Section 12.23(2) of the Loan Agreement is hereby amended by adding the words “in either case” after the words “withheld, delayed or conditioned” in the introductory paragraph thereto.
ss.    Exhibit I to the Loan Agreement is hereby amended by replacing the words “[the amount currently held by Administrative Agent as Additional Collateral pursuant to the terms of Section 4.4 of the Loan Agreement]” in the second paragraph thereof with the words “[the amount currently held by Administrative Agent as Additional Collateral pursuant to the terms of Section 4.5 of the Loan Agreement]”.
tt.    Schedule 2 to the Loan Agreement is hereby amended by:
i.adding the words “or a Material Lease” after “not a Major Lease” in each instance in the third line of Paragraph A thereof;
ii.inserting the following language immediately prior to the last sentence of Paragraph A thereof: “As used herein, the term “Material Lease” means any Lease with any Lessee which, when aggregated with any and all other Leases with such Lessee or its Affiliates, demises between 8,000 and 24,999 square feet of leasable retail space at the Project.”;
iii.replacing the words “For purposes of the preceding sentence” with the words “For purposes of the preceding two sentences” in the last sentence of Paragraph A thereof; and
iv.deleting Paragraph B thereof in its entirety and replacing it with the following:

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“B.    Subject to the provisions of Paragraph D below, (i) new Material Leases and Lease Modifications relating to Material Leases that do not meet all of the conditions of Section (A) above shall require the prior written consent of the Requisite Material Lease Approval Lenders (not to be unreasonably withheld, conditioned or delayed) and (ii) new Major Leases and Lease Modifications relating to Major Leases that do not meet all of the conditions of Section (A) above shall require the prior written consent of the Required Lenders (not to be unreasonably withheld, conditioned or delayed). In light of the delivery of the Leasing Costs Guaranty by Guarantor, neither Administrative Agent nor any of the Lenders shall be entitled to condition their approval of any Lease or Lease Modification on the delivery of a cash reserve or any other security in respect of any leasing costs incurred by Borrower under such Lease or Lease Modification that are Leasing Costs Guaranteed Obligations. Each request by Borrower for consent by the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, to a New Lease or Lease Modification shall be accompanied by all information and documentation reasonably necessary in order for by the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, to make an informed decision, and shall contain a legend in capitalized bold letters on the top of the cover transmittal stating: “THIS IS A REQUEST FOR CONSENT TO A [NEW LEASE] [LEASE MODIFICATION]. [Requisite Material Lease Approval Lenders’][Required Lenders’] RESPONSE IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS.” If the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, shall fail to respond to any initial request by Borrower for consent within five (5) Business Days after delivery to the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, of such request, Borrower may send an additional notice to the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, which shall include a copy of the initial request (including all information and documentation supplied in connection therewith), and shall contain the following legend in capitalized bold letters on the top thereof: “THIS IS A SECOND REQUEST FOR CONSENT TO A [NEW LEASE] [LEASE MODIFICATION]. [Requisite Material Lease Approval Lenders’] [Required Lenders’] RESPONSE IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS. THE [Requisite Material Lease Approval Lenders’][Required Lenders’] FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN THE [Requisite Material Lease Approval Lenders’] [Required Lenders’] CONSENT BEING DEEMED TO HAVE BEEN GRANTED.” In the event that the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, fail to respond to such second notice within five (5) Business Days after delivery to the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, of such second request by either granting its consent or withholding its consent (and, in the case of withholding consent, stating the grounds therefor in reasonable details), then the Requisite Material Lease Approval Lenders’ or Required Lenders’, as applicable, consent shall be deemed to have been granted.”
uu.    Schedule 4.5 attached hereto is hereby added as a new Schedule 4.5 to the Loan Agreement.

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vv.    Section 5(a) of the Environmental Indemnity is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following two sentences:
“Upon (i) the Administrative Agent receiving any notice from any person or entity asserting the existence or possible existence of any Hazardous Materials pertaining to the Property or any part thereof that, if true, could result in an Environmental Claim, order, notice, suit, imposition of a lien on the Property, (ii) Administrative Agent having any other reasonable basis for believing that there exists any Hazardous Materials at the Premises that, if true, could result in an Environmental Claim, notice, order, suit or imposition of a lien on the Property or (iii) the occurrence and continuance of any Event of Default, or at any time thereafter, then, in any such event, the Administrative Agent may require (and, at the direction of the Required Lenders, shall require), that Indemnitor shall, at Indemnitor’s expense, promptly cause an engineer or consultant satisfactory to Administrative Agent to conduct any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Administrative Agent) and, if necessary, take and remove soil or groundwater samples, conduct tests and/or site assessments on any part of the Property and promptly deliver to Administrative Agent the results of such assessment, audit, sampling or other testing. In addition, the Administrative Agent shall have the one-time right (exercisable at the Administrative Agent’s discretion or at the direction of the Required Lenders) at any time during the 120-day period prior to the Maturity Date, at Borrower’s (but not Guarantor’s) expense, to cause an engineer or consultant selected by the Administrative Agent to conduct an environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Administrative Agent) and, if necessary, take and remove soil or groundwater samples, conduct tests and/or site assessments on any part of the Property, and Borrower shall reasonably cooperate in granting access to the Property to the Administrative Agent and its engineers, consultants and other agents for such purpose.”
ww.    Each reference in the Loan Documents to any Loan Document or Loan Documents shall be deemed to refer to such Loan Document or Loan Documents as amended, supplemented, and otherwise modified hereby and by the documents executed in connection with this Agreement and as may be further amended, supplemented, and otherwise modified and in effect from time to time. This Agreement and each of the documents executed in connection herewith shall be deemed to be a Loan Document.
Section 3.Reaffirmation and Ratification; Certification.
a.The Loan Documents are in full force and effect and, except as expressly set forth herein, unmodified.
b.Each Borrower hereby: (x) reaffirms, ratifies, confirms, and acknowledges its obligations under each Loan Document to which it is a party and agrees to continue to be bound thereby and perform thereunder; and (y) agrees and acknowledges that all such Loan Documents to which it is a party and all of such Borrower’s obligations thereunder are and remain in full force and effect (as modified hereby) and, except as expressly provided herein, have not been modified.

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c.Guarantor hereby: (x) reaffirms, ratifies, confirms, and acknowledges its obligations under each Loan Document to which it is a party and agrees to continue to be bound thereby and perform thereunder; and (y) agrees and acknowledges that all such Loan Documents to which it is a party and all of the Guarantor’s obligations thereunder are and remain in full force and effect (as modified hereby) and, except as expressly provided herein, have not been modified.
Section 4.Borrower Representations. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:
a.each of the representations and warranties of the Borrower contained or incorporated in the Loan Agreement, as amended by this Agreement (solely excluding the representations set forth in Section 7.11 of the Loan Agreement), or in any of the other Loan Documents, is true and correct in all material respects on and as of the date hereof, except (x) that if any such representation or warranty was made as of a specific date, then the same shall have been true and correct in all material respects as of such specific date, and (y) for purposes of remaking the representations and warranties set forth in Section 6.1 of the Loan Agreement as of the date hereof, (1) reference should be made to (and such representations and warranties are qualified in their entirety by the information contained in) the rent roll and accounts receivable report delivered by the Borrower to the Administrative Agent in connection with this Agreement and (2) exception is further taken for the default notice delivered to Laderach;
b.as of the date hereof and immediately after giving effect to this Agreement and the actions contemplated hereby, to the knowledge of each Borrower, no Potential Default or Event of Default has occurred and is continuing;
c.each Borrower has all necessary limited liability company, corporate, or limited partnership power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement has been duly authorized by all necessary limited liability company, corporate, or limited partnership action on the part of such Borrower; and this Agreement has been duly and validly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
d.the execution and delivery of this Agreement by each Borrower (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect, (ii) will not violate the operating agreement or by-laws of any Borrower, (iii) will not violate or result in a default under any applicable law or regulation, any order of any Governmental Authority, indenture, agreement or other instrument binding upon any Borrower or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, in each case to the extent such violation or default would not reasonably be expected to result in a Material Adverse Effect, and (iv) will not result in the creation or imposition of any Lien on any asset of any Borrower.

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Section 5.Guarantor Representations. The Guarantor hereby represents and warrants to the Administrative Agent and the Lenders as follows:
a.each of the representations and warranties of the Guarantor contained or incorporated in any Loan Document is true and correct in all material respects on and as of the date hereof except if any such representation or warranty was made as of a specific date, then the same shall have been true and correct in all material respects as of such specific date;
b.as of the date hereof and immediately after giving effect to this Agreement and the actions contemplated hereby, the Guarantor (i) has a Net Worth of not less than Guarantor’s Minimum Net Worth and (ii) has Liquid Assets of not less than Guarantor’s Minimum Liquid Assets;
c.the Guarantor has all necessary limited liability company, corporate, or limited partnership power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement has been duly authorized by all necessary limited liability company, corporate, or limited partnership action on the part of the Guarantor; and this Agreement has been duly and validly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
d.the execution and delivery of this Agreement by the Guarantor (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect, (ii) will not violate the operating agreement or by-laws of the Guarantor, (iii) will not violate or result in a default under any applicable law or regulation, any order of any Governmental Authority, indenture, agreement or other instrument binding upon the Guarantor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, in each case to the extent such violation or default would not reasonably be expected to result in a Material Adverse Effect, and (iv) will not result in the creation or imposition of any Lien on any asset of the Guarantor.
Section 6.Conditions to the Effectiveness of this Agreement. As of the Effective Date, each of the following conditions have been satisfied:
a.each Borrower and the Guarantor has executed and delivered counterparts of this Agreement to the Administrative Agent;
b.the Borrower has delivered such documents and certificates as the Administrative Agent or its counsel has requested relating to the authorization of each Borrower of this Agreement and any other legal matters relating to Borrower or this Agreement, all in form and substance satisfactory to the Administrative Agent and its counsel;
c.the Guarantor has delivered such documents and certificates as the Administrative Agent or its counsel has requested relating to the authorization of the Guarantor

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of this Agreement and the guaranties referred to in subsection (d) below, and any other legal matters relating to the Guarantor or such guaranties or this Agreement, all in form and substance satisfactory to the Administrative Agent and its counsel;
d.the Guarantor has duly executed and delivered to the Administrative Agent original counterparts of that certain Leasing Costs Guaranty and that certain Interest Guaranty in the forms agreed upon by the Guarantor, the Administrative Agent and the Lenders;
e.the Borrower has made a prepayment of the principal amount of the Loan in an amount not less than $50,000,000.00;
f.the Borrower has paid to Administrative Agent and each Lender all out-of-pocket expenses incurred by such party (including the reasonable fees, charges and disbursements of counsel for such party) in connection with the preparation, negotiation, execution and delivery of this Agreement and any other documents to be delivered in connection herewith;
g.in consideration of the agreements of the Lenders contained herein, the Borrower has paid to the Administrative Agent, for the pro rata account of the Lenders in accordance with their respective Commitment Percentages, a non-refundable modification fee in an amount equal to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00);
h.the Borrower has duly executed, notarized and delivered to the Title Company original counterparts of that certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof (the “Amended and Restated Mortgage”); and
i.the Administrative Agent has received, and the Borrower has paid all premiums, fees and endorsement costs associated with, an ALTA Lender’s Policy of Title Insurance in form and substance satisfactory to the Administrative Agent issued by the Title Company in the amount of $300,000,000.00 insuring the Amended and Restated Mortgage as a first priority lien on the Project, containing such endorsements and affirmative insurance and with such co-insurance and re-insurance as the Administrative Agent reasonably requires, excepting only such items as reasonably acceptable to the Administrative Agent.
Section 7.Miscellaneous.
a.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
b.Amendments, Etc. The terms of this Agreement may be waived, modified and amended only by an instrument in writing duly executed by each Borrower, the Guarantor and the Administrative Agent (with any required consent of the Lenders pursuant to the Loan Agreement as if this Agreement were a Loan Document). Any such waiver, modification or amendment shall be binding upon each Borrower, the Guarantor, the Administrative Agent, each Lender, and each holder of any of the Notes.

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c.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Borrower, the Guarantor, the Administrative Agent, the Lenders, and any holder of any of the Notes.
d.Captions. The captions and section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
e.Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
f.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
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EXECUTED and delivered as of the date first written above.

Borrower:

731 RETAIL ONE LLC,
a Delaware limited liability company

By: 731 Commercial LLC,
a Delaware limited liability company,
its sole member

By:    731 Commercial Holding LLC,
a Delaware limited liability company,
its sole member

By:    Alexander’s, Inc.,
a Delaware corporation,
its sole member

By:    /s/ Alan J. Rice
Name: Alan J. Rice
Title: Secretary

731 Commercial LLC,
a Delaware limited liability company,
its sole member

By: 731 Commercial Holding LLC,
a Delaware limited liability company,
its sole member

By:    Alexander’s, Inc.,
a Delaware corporation,
its sole member

By:    /s/ Alan J. Rice
Name: Alan J. Rice
Title: Secretary

[Signatures continue on following page]

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Guarantor, EXECUTING THIS AGREEMENT SOLELY FOR PURPOSES OF CONSENTING TO THIS AGREEMENT AND AGREEING TO THE TERMS OF SECTIONS 2(VV), 3(C), 5 AND 7 HEREOF:

ALEXANDER’S, INC.,
a Delaware corporation

By:    /s/ Alan J. Rice
Name: Alan J. Rice
Title: Secretary
[Signatures continue on following page]

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Administrative Agent:

JPMORGAN CHASE BANK, N.A., as Administrative Agent on behalf of the Lenders

By: /s/ Natalya M. Robles
Name: Natalya M. Robles
                    Title: Executive Director

LENDERS:
JPMORGAN CHASE BANK, N.A.
By: /s/ Natalya M. Robles
Name: Natalya M. Robles
                    Title: Executive Director

[Signatures continue on following page.]

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WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ David Martin
Name: David Martin
                    Title: EVP

[Signatures continue on following page.]

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LANDESBANK BADEN-WÜRTTEMBERG,
NEW YORK BRANCH.

By:    /s/ Leonard J. Crann
Name: Leonard J. Crann
Title: General Manager

By:    /s/ Adam Rahal
Name: Adam Rahal
Title: Legal Counsel

[Signatures continue on following page.]

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THE BANK OF NEW YORK MELLON

By:    /s/ Carol Murray
Name: Carol Murray
Title: Director

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SCHEDULE 4.5
August 2020 Existing Leases

[See attached.]

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